UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2014, Relypsa, Inc. (the “Company”) entered into the First Amendment to Lease (the “Amendment”) with HCP LS Redwood City, LLC (“HCP”) to amend the Lease, dated September 7, 2012, by and between HCP and the Company (the “Lease”). Pursuant to the Amendment, the Company elected to use the additional tenant improvement allowance of approximately $0.8 million, reimbursable by HCP, available under the Lease, and agreed to pay a base rent increase to include the amortized additional tenant improvement allowance as required under the Lease. The amount of the base rent increase is approximately $0.2 million per year until the expiration of the Lease on December 31, 2019.

The foregoing description of the material terms of the Amendment is subject to, and qualified in its entirety by reference to, the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Lease, dated April 24, 2014, by and between HCP LS Redwood City, LLC and Relypsa Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2014	RELYPSA, INC.

	By:	/s/ Kristine M. Ball
Kristine M. Ball
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Lease, dated April 24, 2014, by and between HCP LS Redwood City, LLC and Relypsa Inc.